                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          --------------------------

                                                      Registration No. 333-01747


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               HARRIS CORPORATION
             (Exact name of registrant as specified in its charter)


             Delaware                                         34-0276860
   (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                        Identification No.)


 1025 West NASA Boulevard, Melbourne, Florida                    32919
   (Address of Principal Executive Offices)                    (Zip Code)




                  LANIER WORLDWIDE, INC. SAVINGS INCENTIVE PLAN
                            (Full Title of the Plan)

                              Scott T. Mikuen, Esq.
                          Corporate and Finance Counsel
                               Harris Corporation
                            1025 West NASA Boulevard
                            Melbourne, Florida 32919
                     (Name and address of agent for service)

                                 (321) 727-9100
          (Telephone number, including area code, of agent for service)




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Removal Of Shares From Registration
-----------------------------------

                  This Registration No. 333-01747 (the "Registration Statement") registered shares of common stock, par value $1.00 and associated preferred stock purchase rights (the "Common Stock"), of Harris Corporation (the "Registrant") to be issued pursuant to the Lanier Worldwide, Inc. Savings Incentive Plan (the "Plan"). Following the "spin-off" of Lanier Worldwide, Inc. as a separate publicly traded company, shares of the Registrant's Common Stock or interests therein are no longer available under the Plan. As a result, the Registrant hereby amends the Registration Statement to remove the Common Stock registered under this Registration Statement and not issued prior to the date hereof from registration under the Registration Statement, effective upon the filing of this Post-Effective Amendment No. 1.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida, on February 25, 2000.

                         HARRIS CORPORATION

                         By: /s/ Bryan R. Roub
                            ---------------------------------------------------
                         Name: Bryan R. Roub
                         Title: Senior Vice President - Chief Financial Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.


            Signature                            Title                           Date
            ---------                            -----                           ----
    /s/ Phillip W. Farmer             Chairman of the Board and Chief      February 25, 2000
-----------------------------------   Executive Officer
        Phillip W. Farmer             (Principal Executive Officer)

     /s/ E. Van Cullens               President and Chief                  February 25, 2000
-----------------------------------   Operating Officer
         E. Van Cullens

      /s/ Bryan R. Roub               Senior Vice President -              February 25, 2000
-----------------------------------   Chief Financial Officer
          Bryan R. Roub               (Principal Financial Officer)

    /s/ James L. Christie             Vice President - Controller          February 25, 2000
-----------------------------------   (Principal Accounting
        James L. Christie             Officer)

    /s/ Lester E. Coleman             Director                             February 25, 2000
-----------------------------------
        Lester E. Coleman

  /s/ Alfred C. DeCrane, Jr.          Director                             February 25, 2000
-----------------------------------
     Alfred C. DeCrane, Jr.

    /s/ Ralph D. DeNunzio             Director                             February 25, 2000
-----------------------------------
        Ralph D. DeNunzio


       /s/ Joseph L. Dionne              Director             February 25, 2000
-----------------------------------
          Joseph L. Dionne

       /s/ John T. Hartley               Director             February 25, 2000
-----------------------------------
           John T. Hartley

         /s/ Karen Katen                 Director             February 25, 2000
-----------------------------------
             Karen Katen

     /s/ Stephen P. Kaufman              Director             February 25, 2000
-----------------------------------
         Stephen P. Kaufman

   /s/ Alexander B. Trowbridge           Director             February 25, 2000
-----------------------------------
       Alexander B. Trowbridge